Exhibit 99.1
                                                                    ------------


[LOGO - OMITTED]    THE INTERPUBLIC GROUP OF COMPANIES, INC.

                    WORLWIDE ADVERTISING AND MARKETING COMMUNICATIONS 1271 Avenue of the Americas, New York, N.Y. 10020


                                                        NEW YORK, NY May 7, 2004
                                                        ------------------------


                    INTERPUBLIC REPORTS FIRST QUARTER RESULTS

Highlights

o First quarter revenue increased 6.0% to $1.4 billion versus the same period last year. In constant currency, revenue increased 0.9% in the quarter relative to the first quarter of 2003.

o Compared to the same period last year, organic revenue decreased 0.6%, improving sequentially from the prior quarter for the fourth consecutive quarter.

o Reported operating margin for the quarter was (0.7%) compared to 1.6% in the first quarter of 2003. Excluding restructuring and long-lived asset impairment charges, operating margin was 4.7%, compared to a like margin of 2.4% in 2003. The company's motor sports unit further negatively impacted operating margin by 60 basis points in the first quarter of 2004. A reconciliation of operating margin is included in the schedules that accompany this release.

o    First quarter net loss was $16.9 million or ($0.05) per share.

     o Charges associated with the company's previously announced restructuring program were $70.2 million, of which $7.6 million are included in office and general expenses.

     o Non-cash investment and long-lived asset impairment charges were $8.8 million.

o Continued improvement in the company's balance sheet and financial condition relative to the same period a year ago.

     o At the end of the first quarter, Interpublic's total debt was $2.3 billion, compared to $3.3 billion a year earlier.

     o Net debt stood at $894 million, down from $2.1 billion at the end of last year's first quarter.

     o The company's debt-to-capital ratio at the end of the first quarter was 47.1%, down from 60.4% at the same point in 2003.

o Subsequent to the quarter, Interpublic announced that it had reached agreement to terminate its contract and related guarantees with the Formula One Administration Limited relating to the British Grand Prix. This contract was originally scheduled to terminate in 2015. Charges in the amount of approximately $80 million related to this transaction will be recognized in the second quarter of 2004, reflecting payments of $93 million offset by reserves related to these matters. The company remains bound under its Silverstone lease and related obligations through the end of 2007.

--------------------------------------------------------------------------------
"Performance in the quarter provides further evidence that our turnaround is successfully reaching the end of its initial phase.

Organic growth improved sequentially for the fourth consecutive quarter. We saw indications at many of our companies of a more favorable business climate in the United States, as well as further signs of revenue strengthening at McCann.

Our ongoing focus on improving financial talent, systems and controls is beginning to yield results. We are also seeing sustained benefits from our restructuring program. Excluding restructuring and long-lived asset impairment charges, operating margin in the quarter nearly doubled relative to the same measure a year ago.

We remain committed to moving the company through a change process as rapidly as possible. We have made significant strides in the first year, but there is still much work to be done."

                             David Bell, Chairman and CEO, The Interpublic Group
--------------------------------------------------------------------------------

Operating Results

                                              First Quarter
                                     2004                      2003
                            ---------------------------------------------------
Revenue                                $ 1,395.1                  $ 1,315.7

Operating Income (Loss)                    (10.4)                       20.8

Net Loss                                   (16.9)                      (8.6)

EPS Continuing Ops                       $ (0.05)                    ($0.03)
EPS Discontinued Ops                           --                       0.01
                            ---------------------------------------------------
EPS                                        (0.05)                    ($0.02)



Revenue increased 6.0% in the first quarter to $1.4 billion, compared with the year-ago period. This largely reflects improving favorable foreign currency translations. On a constant currency basis, operating revenue in the first quarter increased 0.9% compared to the first quarter of 2003.

Organic revenue--defined as revenue in constant currency adjusted for acquisitions and dispositions, as well as the impact of reclassifying certain out of pocket expenses--decreased 0.6% in the first quarter compared to the same quarter in 2003.

In the United States, reported revenue for the first quarter increased 3.9%, while organic revenue increased 1.3% compared to the same period in 2003. In markets outside of the United States, reported revenue rose 9.2% in the first quarter. In constant currency, international revenue decreased 3.0% in the quarter and organic revenue decreased 3.0% compared to the first quarter of 2003.

Organic and constant currency revenue are non-GAAP measures, which are defined and reconciled in the schedules that follow this release.


First Quarter Revenue Analysis

                                                   Worldwide     US       Non-US
                                                   -----------------------------
Reported Growth                                    6.0%          3.9%       9.2%

Less: Currency Translation                         5.1%          --       12.2%
                                                  ------------------------------

Constant Currency                                  0.9%          3.9%     (3.0%)

Plus: Net Dispositions                             1.4%          1.0%      1.8%
                                                  ------------------------------

Organic Revenue
Before Reclassifications                           2.3%          4.9%     (1.2%)

Less: Reclassifications (out of pocket expenses)   2.9%          3.6%      1.8%
                                                  ------------------------------

Organic Revenue                                   (0.6%)         1.3%     (3.0%)
                                                  ==============================

A comprehensive analysis of Interpublic's geographic revenue mix and performance will be provided on the company's conference call and is available through the company's web site.

                             Organic Revenue Trend

                             [BAR GRAPH -- OMITTED]

New Business

Significant wins during the first quarter included the CRM consolidation at Microsoft, Miller Genuine Draft, Allstate Insurance, Marriott International, CVS pharmacies, media consolidation wins at Interbrew and Levi Strauss, as well as new assignments with General Motors in Europe. Notably, the company retained two significant accounts: the media agency of record assignment for America Online in the first quarter and Verizon Wireless early in the second quarter.


Collaboration Update

The company continued to make progress against its Organic Growth Initiative
(OGI), which was introduced in August of last year. During the quarter, OGI activity generated an additional 30 projects, bringing the total of on-stream collaborative assignments to 130. Overall, collaborate projects involve over 450 Interpublic employees across more than 20 companies and represent an anticipated $65 to $75 million in annualized revenue.


Operating Expenses

Salary and related expenses increased 2.3% in the first quarter to $874.0 million, as the benefits of the company's restructuring efforts were offset by the impact of currency translation. On a constant currency basis, salary and related expenses decreased 2.8%. Since the first quarter of 2003, headcount has declined from 45,500 to 43,700.

Office and general expenses increased 8.0% to $463.3 million, driven largely by higher foreign exchange rates, primarily in Europe, as well as by increases in out of pocket expenses billed to clients. Adjusted for currency, acquisitions and dispositions, and these out of pocket expenses, office and general expenses decreased by 4.0%. This improvement reflects benefits of the company's restructuring program, a decrease in bad debt expense and a reduction in bank fees.

Schedules reconciling adjusted expense calculations follow this release.


Restructuring Program

Continuing the restructuring actions, the company recorded a pre-tax restructuring charge of $62.6 million, $55.9 million of which will be cash. Through the first quarter, the company has incurred $238.2 million of restructuring charges, of which $229.9 million will be cash and $124.7 million has been paid. The company expects to generate gross annualized savings of approximately $200 million from actions taken to date.

In the quarter, restructuring charges were applied as follows:

                                                       Total
                                       ---------------------
Severance                                            $ 22.1
Facilities Costs                                       40.5
                                       ---------------------
Total Restructuring                                  $ 62.6

The company's restructuring program is essentially complete, however certain actions will be expensed in the second and third quarters of 2004, leading to total charges of approximately $300 million, of which approximately $30 million will have been recorded as office and general expenses.


Long-Lived Asset Impairment

Long-lived asset impairment charges (non-cash) totaled $5.6 million in the quarter. Of these, $4.0 million related to the impairment of goodwill at a business that Interpublic is in negotiations to sell. The remaining charge is made up of capital expenditures in the motor sports unit that are impaired as incurred.

Non-Operating and Tax

Interest expense was virtually unchanged at $39.1 million in the first quarter compared to $38.8 million in the prior year. Higher average cash balances generated interest income of $9.7 million during the period, compared to $7.9 million in the first quarter of last year.

Interpublic recognized a benefit of taxes of $26.8 million in the quarter. The company's tax rate in the first quarter was impacted by transactions related to the motorsports business, restructuring and impairment charges, as well as geographical disparities in profitability.

Debt and Liquidity

At March 31, 2004, cash and equivalents totaled $1.4 billion, up from $1.2 billion at the same time in 2003. At the end of the first quarter, Interpublic's total debt was $2.3 billion, compared to $3.3 billion a year earlier. The company's debt-to-capital ratio at the end of the first quarter was 47.1%, down from 60.4% at the same point in 2003.

At the end of the first quarter, net debt was $894 million, down from $2.1 billion at the end of last years first quarter.

                                    Net Debt
                                     ($MM)

                             [BAR GRAPH -- OMITTED]

Early next week, the company expects to sign newly negotiated credit agreements to replace the company's existing committed credit facilities.

Conference Call

Management will host a conference call today at 8:30AM (Eastern) to discuss first quarter results and recent developments. The program and a discussion outline can be accessed at the financial section of the company's website, www. interpublic.com. An audio archive of the discussion will remain available at the site for 30 days.

About Interpublic

Interpublic is one of the world's leading organizations of advertising agencies and marketing services companies. Major global brands include Draft, Foote, Cone & Belding Worldwide, Golin/Harris International, Initiative, Lowe & Partners Worldwide, McCann-Erickson, Octagon, Universal McCann and Weber Shandwick Worldwide.

Contact Information

Press:                   General Inquiries:                Analysts:
Philippe Krakowsky       Julie Tu                          Dan Leib
(212) 399-8088           (212) 445-8456                    (212) 621-5767

Cautionary Statement

This press release contains forward-looking statements. Interpublic's representatives may also make forward-looking statements orally from time to time. Statements in this document that are not historical facts, including statements about Interpublic's beliefs and expectations, particularly regarding recent business and economic trends, ongoing liabilities following termination of the British Grand Prix promoters agreement, the impact of litigation, the SEC investigation, dispositions, impairment charges, and the integration of acquisitions and restructuring costs, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and Interpublic undertakes no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such risk factors include, but are not limited to, the following:

o risks associated with the effects of global, national and regional economic and political conditions;
o    Interpublic's ability to attract new clients and retain existing clients;
o    the financial success of Interpublic's clients;
o    Interpublic's ability to retain and attract key employees;
o developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world;
o potential adverse effects if Interpublic is required to recognize additional impairment charges or other adverse accounting related developments;
o    potential adverse developments in connection with the SEC investigation;
o    risks associated with Interpublic's remaining motorsports commitments;
o potential claims relating to termination of the British Grand Prix promoters agreement and the Silverstone lease contracts;
o    potential downgrades in the credit ratings of Interpublic's securities; and
o the successful completion and integration of acquisitions which complement and expand Interpublic's business capabilities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in Interpublic's Form 10-K, March 2004 Form 10-Q and other SEC filings.



                              THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES
                                          CONSOLIDATED SUMMARY OF EARNINGS
                                   FIRST QUARTER REPORT 2004 AND 2003 (UNAUDITED)
                                     (Amounts in Millions except Per Share Data)

                                                                Three Months Ended
                                                                     March 31,                      Fav. (Unfav.)
                                                        ------------------------------------
                                                              2004                2003               % Variance
                                                        ------------------------------------    ------------------------
Revenue
  United States                                               $   818.4        $   787.4                 3.9
  International                                                   576.7            528.3                 9.2
                                                              ----------       ----------          ----------
Total Revenue                                                   1,395.1          1,315.7                 6.0
                                                              ----------       ----------          ----------

Operating Expenses
  Salaries and Related Expenses                                   874.0            854.7                (2.3)
  Office and General Expenses                                     463.3            429.1                (8.0)
  Restructuring Charges                                            62.6               --                  --
  Long-Lived Asset Impairment                                       5.6             11.1                49.5
                                                              ----------       ----------          ----------
Total Operating Expenses                                        1,405.5          1,294.9                (8.5)
                                                              ----------       ----------          ----------

Operating Income (Loss)                                           (10.4)            20.8              (150.0)
                                                              ----------       ----------          ----------

Other Income (Expense)
  Interest Expense                                                (39.1)           (38.8)
  Interest Income                                                   9.7              7.9
  Other Income                                                      1.1             (0.2)
  Investment Impairment                                            (3.2)            (2.7)
                                                              ----------       ----------
Total Other Income (Expense)                                      (31.5)           (33.8)
                                                              ----------       ----------

Loss before Income Taxes                                          (41.9)           (13.0)

Provision for (benefit of) Income Taxes                           (26.8)            (5.6)
Income Applicable to Minority Interests                            (2.4)            (0.6)
Equity in Net Income (Loss) of Unconsolidated Affiliates            0.6             (3.2)
                                                              ----------       ----------
Loss from Continuing Operations                                   (16.9)           (11.2)

Income from Discontinued Operations                                  --              2.6
                                                              ----------       ----------

Net Loss                                                          (16.9)            (8.6)

Dividend on Preferred Stock                                         4.8               --
                                                              ----------       ----------

Net Loss Applicable to Common Stockholders                        (21.7)            (8.6)
                                                              ==========       ==========

Per Share Data of Common Stock:
Basic EPS:
    Continuing Operations                                     $   (0.05)       $   (0.03)
    Discontinued Operations                                          --             0.01
                                                              ----------       ----------
    Total                                                         (0.05)           (0.02)
                                                              ==========       ==========
Diluted EPS:
    Continuing Operations                                         (0.05)           (0.03)
    Discontinued Operations                                          --             0.01
                                                              ----------       ----------

Total                                                             (0.05)           (0.02)
                                                              ==========       ==========

Dividend per share                                                   --               --

Weighted Average Common Shares:
    Basic                                                         413.3            381.8
    Diluted                                                       413.3            381.8

                      INTERPUBLIC GROUP OF COMPANIES, INC.
                       RECONCILIATION OF OPERATING MARGIN
                              (Dollars in millions)

                                                    2004             2003
                                                  1st QTR          1st QTR
                                                ------------     ------------
Revenue                                            $1,395.1         $1,315.7
                                                ------------     ------------

Operating Expenses:
    Salaries and related expenses                     874.0            854.7
    Office and general expenses                       463.3            429.1
    Restructuring charges                              62.6               --
    Long-lived asset impairment                         5.6             11.1
                                                ------------     ------------
        Total Operating Expenses                    1,405.5          1,294.9
                                                ------------     ------------

Operating Income (Loss) - As Reported               $ (10.4)          $ 20.8
Operating Margin - As Reported                         (0.7)%            1.6%

Add back:
    Restructuring charges                            $ 62.6            $  --
    Restructuring program charges in office
    & general expenses                                  7.6               --
    Long-lived asset impairment                         5.6             11.1
                                                ------------     ------------
Total restructuring program charges and
   long-lived asset impairment                         75.8             11.1
                                                ------------     ------------

Excluding Restructuring Program Charges and
Long-lived Asset Impairment:
Operating Income                                     $ 65.4           $ 31.9
Operating Margin                                        4.7%             2.4%

In calculating operating margins, the company has excluded restructuring program and long-lived asset impairment charges because management believes the resulting comparison better reflects the company's ongoing operations. By excluding these charges, we can focus our comparison on the trends that have a continuing effect on the company's operations. The company expects to incur further charges relating to its restructuring program in 2004, and may incur future long-lived asset impairment charges as well.

                       CERTAIN NON-GAAP FINANCIAL MEASURES

Organic Revenue. We derive organic revenue by adjusting reported revenue in respect of any given period by:

     o excluding the impact of foreign currency effects over the course of the period to provide revenues on a constant currency basis; and

     o excluding the impact on reported revenue resulting from acquisitions and dispositions that were consummated after the first day of the year prior to the given period.

Additionally, organic revenue calculations for the quarter have been adjusted to make 2004 organic revenue principally arising from public relations and sporting event arrangements more directly comparable to organic revenue arising from public relations and sporting event arrangements in periods preceding January 1, 2004. If these adjustments had been made to revenue for prior periods, there would have been neither a material effect on results in prior periods nor any effect whatsoever on operating or net income. These adjustments relate to "grossing up" revenues and expenses by the same amount in connection with the reimbursement of certain out of pocket expenses relating to public relations and sporting event arrangements.

Management believes that discussing organic revenue, giving effect to the above factors, provides a better understanding of the Company's revenue performance and trends than reported revenue because it allows for more meaningful comparisons of current-period revenue to that of prior periods. Management also believes that organic revenue determined on a generally comparable basis is a common measure of performance in the businesses in which it operates. For the same reasons, management makes analogous adjustments to office and general expenses which expenses, as adjusted, are a non-GAAP measure.

Constant Currency. When the Company discusses amounts on a constant currency basis, the prior period results are adjusted to remove the impact of changes in foreign currency exchange rates during the current period that is being compared to the prior period. The impact of changes in foreign currency exchange rates on prior period results is removed by converting the prior period results into U.S. dollars at the average exchange rate for the current period. Management believes that discussing results on a constant currency basis allows for a more meaningful comparison of current-period results to such prior-period results.

Net Debt. Net debt as of any given date is total debt as reported at that date less total cash and cash equivalents as of that date. Management believes that discussing net debt is useful because it provides a more complete picture of the Company's liquidity position.

                                        THE INTERPUBLIC GROUP OF COMPANIES, INC.
                                           RECONCILIATION OF NON-GAAP MEASURES
                                               FIRST QUARTER 2004 AND 2003
                                    (Amounts in Millions except Percentage Variance)

ORGANIC REVENUE

                                                Worldwide                       US                            Non-US
                                      1Q04        1Q03       Var      1Q04     1Q03       Var        1Q04      1Q03        Var
                                 -----------------------------------------------------------------------------------------------

Reported Revenue                   $1,395.1    $1,315.7     6.0%     $818.4   $787.4      3.9%      $576.7    $528.3       9.2%
Effects of Currency Translation                    66.3                                                         66.3
                                 -----------------------------------------------------------------------------------------------

Constant Currency                   1,395.1     1,382.0     0.9%      818.4    787.4      3.9%       576.7     594.6     (3.0)%

Effects of Acquisitions/
Dispositions                          (1.7)      (20.1)               (0.3)    (7.5)                 (1.4)    (12.6)
Reclassified Amounts (Out of
Pocket)                              (73.3)      (34.4)              (46.6)   (17.9)                (26.7)    (16.5)
                                 ----------------------------------------------------------------------------------------------

Organic Revenue                    $1,320.1    $1,327.5   (0.6)%     $771.5   $762.0      1.3%      $548.6    $565.5     (3.0)%
                                 ===============================================================================================



REDUCTION IN SALARIES AND RELATED EXPENSES
                                             -----------------------------------
                                                1Q04      1Q03           Var
                                             -----------------------------------
Reported Salaries and Related Expenses         $874.0    $854.7           2.3%
Effects of Currency Translation                            44.4
                                             -----------------------------------

Constant Currency                               874.0     899.1         (2.8)%

Effects of Acquisitions/Dispositions            (1.2)    (12.9)
Reclassified Amounts                            (2.3)
                                             -----------------------------------

Reductions in Salaries and Related
  Expenses from Existing Operations            $870.5    $886.2         (1.8)%
                                             ===================================


REDUCTION IN OFFICE AND GENERAL EXPENSES
                                             -----------------------------------
                                                1Q04      1Q03           Var
                                             -----------------------------------
Reported Office and General Expenses          $463.3    $429.1            8.0%
Effects of Currency Translation                           27.7
                                             -----------------------------------

Constant Currency                              463.3     456.8            1.4%

Effects of Acquisitions/Dispositions            (0.8)    (13.6)
Reclassified Amounts                           (70.1)    (34.4)
                                             -----------------------------------

Reductions in Office and General
  Expenses from Existing Operations            $392.4    $408.8          (4.0)%
                                             ===================================

                           THE INTERPUBLIC GROUP OF COMPANIES, INC.
                          RECONCILIATION OF ORGANIC REVENUE BY REGION
                                  FIRST QUARTER 2004 AND 2003


                                   Foreign Exchange   Acquisitions/  Reclassifications
                       Organic        Impact          Dispositions                       Reported
                   ----------------------------------------------------------------------------------
US                            1.3%           0.0%           (1.0)%             3.6%             3.9%
Europe                      (5.6)%          13.1%           (2.1)%             1.7%             7.1%
Asia/Other                    1.5%          10.6%             0.0%             2.6%            14.7%
Latin America                 5.9%           6.6%           (5.5)%             0.7%             7.7%
Canada                      (1.2)%          13.2%             0.0%             4.2%            16.2%
                   ----------------------------------------------------------------------------------
Worldwide                   (0.6)%           5.1%           (1.4)%             2.9%             6.0%